Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Momentive Performance Materials Inc. of our report dated April 1, 2013, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Momentive Performance Materials Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Albany, New York

April 17, 2013